Exhibit 10.3

WIRELESS TELECOM GROUP, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective this ___ day of ___________________ 20__ (the “Date of Grant”) by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Company” or “Employer”), and _____________ (the “Grantee”).

WHEREAS, in contemplation of the Grantee’s service to the Company, the Company desires to grant to the Grantee an option to purchase ______________ shares of common stock of the Company (the “Common Stock”).

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee a stock option (the “Option”) to purchase shares of Common Stock at an exercise price of $____ per share (the “Exercise Price”) in accordance with, and subject to, the 2021 Plan (as defined in Paragraph 9). As used herein, the term “Shares” refers to the number of shares of Common Stock underlying the Option, The Option shall become exercisable according to Paragraph 2 below. The Option hereby granted is an incentive stock option within the meaning of Section 422 of the Code. To the extent the Option fails to qualify as an incentive stock option because it exceeds the $100,000 limit of Section 422 of the Code it shall be a non-qualified stock option as provided in applicable Treasury regulations.

2. Exercisability of Option.

(a) General. The Option shall become exercisable with respect to that number of Shares determined below, provided the Grantee continues to be Employed by the Employer (as defined in Paragraph 9) through the applicable date. The Option may be exercised as to the number of Shares indicated after the time or times set forth below, and shall remain exercisable until the expiration time provided for in Paragraph 3, when the right to exercise shall terminate absolutely:

(i) ____% of the Shares in the aggregate subject to the Option may be purchased on or after _______;

(ii) ____% of the Shares in the aggregate subject to the Option may be purchased on or after _______;

(iii) ____% of the Shares in the aggregate subject to the Option may be purchased on or after _______; and

(iv) ____% of the Shares in the aggregate subject to the Option may be purchased on or after ________.

There is no pro rata vesting of Shares for service prior to or between the applicable calendar dates. The Option may be exercised only for whole Shares (i.e., not any fractional Shares).

(b) Changes in Capitalizations. The number of Shares, the Exercise Price and/or the kind of Company capital stock subject to the Option shall be proportionately adjusted for any nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Company capital stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend in such manner as the Committee (as defined in Paragraph 9) may determine in its sole discretion. Any adjustment pursuant to this provision may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional share(s) that might otherwise become subject to the Option, but except as set forth in this provision may not otherwise diminish the then value of the Option.

3. Term of Option.

(a) The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the three (3) months after the Grantee ceases to be Employed by the Employer, if the Termination of Employment (as defined in Paragraph 9) is for any reason other than Disability (as defined in Paragraph 9), death or Cause (as defined in Paragraph 9).

(ii) The expiration of the one (1) year period after the Grantee ceases to be Employed by the Employer on account of the Grantee’s Disability.

(iii) The expiration of the one (1) year period after the Grantee ceases to be Employed by the Employer, if the Grantee dies while Employed by the Employer.

(iv) The date on which the Grantee ceases to be Employed by the Employer on account of a Termination of Employment by the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Company determines that the Grantee has engaged in misconduct that constitutes Cause at any time while the Grantee is Employed by the Employer or after the Grantee’s Termination of Employment, the Option shall terminate as of the date on which such misconduct constituting Cause first occurred.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately following the 10th anniversary of the Date of Grant. If the Option, or any portion thereof, is not exercisable at the time the Grantee ceases to be Employed by the Employer it shall immediately terminate.

2

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Committee shall determine, the Grantee shall pay the exercise price (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect, in a form and manner prescribed by the Company, to satisfy any tax withholding obligations of the Employer with respect to the Option by having Shares withheld up to an amount sufficient to satisfy the applicable withholding tax obligations, but not in excess of the maximum statutory tax rates in the applicable jurisdiction(s).

5. Restrictions on Exercise. Except as the Company may otherwise permit, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6. Termination of Employment, Disability, or Death.

(a) Except as provided below, the Option may only be exercised while the Grantee is Employed by the Employer. In the event that the Grantee ceases to be Employed by the Employer for any reason other than Disability, death, Termination of Employment for Cause, or as set forth in subparagraph (e) below, that portion of the Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three (3) months after the date on which the Grantee ceases to be Employed by the Employer, but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any portion of the Grantee’s Option that is not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

3

(b) In the event the Grantee ceases to be Employed by the Employer on account of a Termination of Employment by the Employer for Cause, the Option shall terminate as of the date on which the Grantee ceases to be Employed by the Employer or the date on which the Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Paragraph 6, if the Company determines that the Grantee has engaged in misconduct that constitutes Cause at any time while the Grantee is Employed by the Employer or after the Grantee’s Termination of Employment, the Option shall terminate as of the date on which such misconduct constituting Cause first occurred, or the date on which the Option would otherwise expire, if earlier. Upon any exercise of the Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(c) In the event the Grantee ceases to be Employed by the Employer because the Grantee is subject to a Disability, the Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by the Employer, but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any portion of the Grantee’s Option that is not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

(d) If the Grantee dies while Employed by the Employer, the Option shall become immediately exercisable in full and remain exercisable for a period of one (1) year from his date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within three (3) months after the date on which the Grantee ceases to be Employed by the Employer on account of a Termination of Employment specified in subparagraph (a) above, the portion of the Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by the Employer, but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any portion of the Grantee’s Option that is not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

7. Consequences of a Change in Control.

(a) Notice and Acceleration. Upon a Change in Control (as defined in Paragraph 9), if any portion of the Option is outstanding, the Company shall provide the Grantee written notice of such Change in Control. Upon a Change in Control, the exercisability of the Option shall automatically accelerate and become fully exercisable as permitted by Section 6.2(b) of the 2021 Plan.

(b) Adjustments in Case of Certain Transactions. In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Common Stock, or a Change in Control, that in each case does not constitute an event described in Paragraph 2(b), the Committee may make such adjustments with respect to the Option and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of a new award by the Company or by a third party, the settlement of the Option in cash or cash equivalents, the removal of restrictions on the Option, other adjustments to the Option or the termination of the Option in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Option, as the Committee may determine in its sole discretion. Any adjustment pursuant to this provision may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional share(s) that might otherwise become subject to the Option, but may not otherwise diminish the then value of the Option.

4

8. Requirements for Issuance or Transfer of Shares.

(a) Limitations on Issuance or Transfer of Shares. No Company capital stock shall be issued or transferred in connection with the Option under this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Company capital stock have been complied with. This Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company capital stock, and certificates representing such shares may include a legend to reflect any such restrictions. Certificates representing shares of Company capital stock issued or transferred under this Agreement will be subject to such stop-transfer orders and other restrictions as may be required by or appropriate under, applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9. Definitions.

(a) “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Grantee and the Company or an affiliate or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Grantee to perform, in a reasonable manner, his or her duties as assigned by the Company or an affiliate, (ii) any violation or breach by the Grantee of his or her employment, consulting or other similar agreement with the Company or an affiliate, if any, (iii) any violation or breach by the Grantee of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or an affiliate, (iv) any act by the Grantee of dishonesty or bad faith with respect to the Company or an affiliate, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Grantee’s work performance, or (vi) the commission by the Grantee of any act, misdemeanor, or crime reflecting unfavorably upon the Grantee or the Company or any affiliate. The good faith determination by the Committee of whether the Grantee’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

5

(b) “Change in Control” shall have the meaning set forth in Section 2.8 of the 2021 Plan.

(c) “Code” shall have the meaning set forth in Section 2.9 of the 2021 Plan.

(d) “Disability” shall have the meaning set forth in Section 2.12 of the 2021 Plan.

(e) “Employed by the Employer” shall mean employment as an employee of the Employer, such that, for purposes of exercising Options, the Grantee shall not be considered to have terminated employment until the Grantee ceases to be an employee of the Employer as a result of a Termination of Employment.

(f) “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board of Directors of the Company.

(g) “Fair Market Value” shall have the meaning set forth in Section 2.12 of the 2021 Plan.

(h) “Termination of Employment” shall have the meaning set forth in Section 2.35 of the 2021 Plan.

(i) “2021 Plan” shall mean the Wireless Telecom Group, Inc. 2021 Long-Term Incentive Plan.

10. Administration. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of this Agreement and the 2021 Plan, and its decisions shall be conclusive as to any questions arising hereunder.

11. Amendment of Agreement. This Agreement may only be modified or amended in a writing signed by both parties.

12. Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

13. Further Assurances. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

14. No Employment or Other Rights. The grant of the Option hereunder shall not confer upon the Grantee any right to be retained by, or to continue in, the employ of the Employer.

15. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

6

16. Assignment and Transfers. Except as the Committee may otherwise permit, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

17. Compliance with Law. The exercise of Options and the obligations of the Company to issue or transfer shares of Company capital stock under the Grant shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Company may revoke the Grant if it is contrary to law or modify the Grant to bring it into compliance with any valid and mandatory government regulation.

18. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

19. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee at 25 Eastmans Road, Parsippany, New Jersey 07054, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

20. Headings. Paragraph headings are for reference only. In the event of a conflict between a title and the content of a Paragraph, the content of the Paragraph shall control.

21. Counterparts. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

7

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

WIRELESS TELECOM GROUP, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date:

Address:

8